Filed pursuant to Rule 424(b)(3)
Registration Statement Nos. 333-132370 and 333-132370-01

		CALCULATION OF REGISTRATION FEE

Title of each class of securities offered	Medium-Term Senior Notes, Series D
Maximum aggregate offering price		$15,000,000
Amount of registration fee			$1,605


Pricing Supplement No. MTNDD006 - Dated April 21, 2006

(To Prospectus Supplement Dated April 13, 2006 and
Prospectus Dated March 10, 2006)
	Citigroup Funding Inc.
	Medium-Term Senior Notes, Series D
	Payments Due from Citigroup Funding Inc.
	Fully and Unconditionally Guaranteed by Citigroup Inc.

			CITIGROUP FUNDING INC.


Principal Amount or Face Amount:		$ 15,000,000.00
Issue Price:						 11.56985%
Proceeds to Company on original issuance:	$ 15,000,000.00
Commission:						$          0.00
Agents' capacity on original issuance:
	Citigroup Global Markets Inc.: 	$ 15,000,000.00


Citigroup Global Markets Inc.'s capacity on original issuance: As Principal If as Principal
       |x| The Registered Notes are being offered at varying prices related to prevailing market prices at the time of resale.
       | | The Registered Notes are being offered at a fixed initial public offering price 100% of Principal Amount or Face Amount.

Form of Note: 			Global
Original Issue Date:		May 15, 2006
Stated Maturity:			May 15, 2036
Specified Currency:
(If other than U.S. Dollars)
Authorized Denominations:	Minimum USD 1,000 and minimum
(If other than as set forth 	increments of USD 1,000 thereafter
in the Prospectus Supplement)

Type of Interest on Note:	None
Interest Payment Dates:
Accrue to Pay:
Interest Rate:
Computation of Interest:
(If other than as set forth
in the Prospectus Supplement)
Spread Multiplier:
Change in Spread, Spread Multiplier
or Fixed Interest Rate prior
to Stated Maturity:
Maximum Interest Rate:
Minimum Interest Rate:

Calculation Agent:  			Citibank
Amortizing Note:   			No
Renewable Note: 				No
Optional Extension of Maturity: 	No

Optional Redemption:   			Yes
   Optional Redemption Dates:  	On each May 15 and November 15, beginning on
						May 15, 2008 and semiannually thereafter
   Redemption Prices:  			See Accretion Schedule
   Redemption:

Optional Repayment: 			No
	Optional Repayment Dates:
	Optional Repayment Prices:

Discount Note:   				Yes
	Total Amount of OID: 		$ 13,264,522.49
	Bond Yield to Call:  		7.45% (annually, 30/360 basis)
	Bond Yield to Maturity:  	7.45% (annually, 30/360 basis)
	Yield to Maturity:    		7.32% (semi-annually, 30/360 basis)

Accretion Schedule:

Start Date		Notional ($mm)

05/15/06		   1,735,477.51
11/15/06		   1,798,995.98
05/15/07		   1,864,839.23
11/15/07		   1,933,092.35
05/15/08		   2,003,843.53
11/15/08		   2,077,184.20
05/15/09		   2,153,209.15
11/15/09		   2,232,016.60
05/15/10		   2,313,708.41
11/15/10		   2,398,390.14
05/15/11		   2,486,171.22
11/15/11		   2,577,165.08
05/15/12		   2,671,489.32
11/15/12		   2,769,265.83
05/15/13		   2,870,620.96
11/15/13		   2,975,685.69
05/15/14		   3,084,595.79
11/15/14		   3,197,491.99
05/15/15		   3,314,520.20
11/15/15		   3,435,831.64
05/15/16		   3,561,583.08
11/15/16		   3,691,937.02
05/15/17		   3,827,061.91
11/15/17		   3,967,132.38
05/15/18		   4,112,329.42
11/15/18		   4,262,840.68
05/15/19		   4,418,860.65
11/15/19		   4,580,590.95
05/15/20		   4,748,240.58
11/15/20		   4,922,026.18
05/15/21		   5,102,172.34
11/15/21		   5,288,911.85
05/15/22		   5,482,486.02
11/15/22		   5,683,145.01
05/15/23		   5,891,148.12
11/15/23		   6,106,764.14
05/15/24		   6,330,271.70
11/15/24		   6,561,959.65
05/15/25		   6,802,127.37
11/15/25		   7,051,085.23
05/15/26		   7,309,154.95
11/15/26		   7,576,670.02
05/15/27		   7,853,976.15
11/15/27		   8,141,431.67
05/15/28		   8,439,408.07
11/15/28		   8,748,290.41
05/15/29		   9,068,477.84
11/15/29		   9,400,384.13
05/15/30		   9,744,438.19
11/15/30		 10,101,084.62
05/15/31		 10,470,784.32
11/15/31		 10,854,015.03
05/15/32		 11,251,271.98
11/15/32		 11,663,068.53
05/15/33		 12,089,936.84
11/15/33		 12,532,428.53
05/15/34		 12,991,115.41
11/15/34		 13,466,590.24
05/15/35		 13,959,467.44
11/15/35		 14,470,383.95
05/15/36		 15,000,000.00

CUSIP:  					1730T0AK5